Exhibit 10.1.2

CONSENT AND FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

CONSENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) dated as of October 20, 2014, by and among DIPLOMAT PHARMACY, INC., a Michigan corporation (“Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (in such capacity, “Agent”) for the lenders (collectively, “Lenders”) from time to time party to the Credit Agreement (as defined below), and the Lenders.

RECITALS

A.                                    Borrower, the other Credit Parties signatory thereto, Agent and Lenders are parties to the Amended and Restated Credit Agreement dated as of June 26, 2014 (the “Credit Agreement”), pursuant to which Lenders agreed to provide certain financial accommodations to or for the benefit of Borrower and the other Credit Parties upon the terms and conditions contained therein.  Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Credit Agreement shall be applied herein as defined or established therein.

B.                                    Credit Parties have requested that Agent and Lenders consent to the prepayment of Subordinated Indebtedness using the net proceeds of the Borrower’s recent Qualified IPO and amend certain provisions of the Credit Agreement, and Agent and Lenders are willing to so amend on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower and the other Credit Parties of their promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the other Credit Parties, Agent and Required Lenders hereby agree as follows:

1.                                      Ratification and Incorporation of Credit Agreement and Other Loan Documents.  Except as expressly modified under this Amendment, (a) each Credit Party hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein.  Each Credit Party represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of such Indebtedness.

2.                                      Consent.  Notwithstanding anything to the contrary set forth in Section 5.11 or Section 5.20 of the Credit Agreement or the Subordination Agreements covering outstanding Subordinated Indebtedness, Agent and the Required Lenders hereby consent to the prepayment of all principal and accrued interest of all outstanding Subordinated Indebtedness set forth on Schedule 1 to this Amendment with the net proceeds received by the Borrower in its Qualified

IPO (the “IPO Proceeds Subordinated Indebtedness Prepayment”), so long as such prepayments are made on or before October 31, 2014.

3.                                      Amendment of Credit Agreement.

3.1                               Section 4.1(b) of the Credit Agreement is hereby amended by deleting the words “thirty (30) days” and substituting therefor the words “forty five (45) days”.

3.2                               Section 5.11(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(a)                           the Borrower may make Restricted Payments provided all of the following conditions are satisfied:

(i)                                     no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii)                                  after giving effect to such Restricted Payment, the Credit Parties are in compliance on a pro forma basis with the covenant set forth in Article VI (regardless of whether such covenant would otherwise be tested based on Availability), recomputed for the most recent fiscal month for which financial statements have been delivered;

(iii)                               the aggregate Restricted Payments permitted to be made in any Fiscal Year of the Borrower pursuant to this Section 5.11(a) shall not exceed fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year;

(iv)                              for the most recent fiscal month for which financial statements have been delivered, average daily Availability was not less than $20,000,000; and

(v)                                 after giving effect to such Restricted Payment, Availability is not less than $20,000,000;

provided, however, that no later than five (5) Business Days prior to making any Restricted Payment, the Borrower shall have delivered to Agent a certificate duly executed and completed by a financial officer of the Borrower stating the amount of the Restricted Payment and containing a schedule, in reasonable detail, setting forth the calculation demonstrating compliance with this Section 5.11(a).”

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3.3                               Section 11.1 of the Credit Agreement is amended by adding thereto, in alphabetical order, the term “IPO Proceeds Subordinated Indebtedness Prepayment” with the following definition:

“IPO Proceeds Subordinated Indebtedness Prepayment” has the meaning provided in the Consent and First Amendment to Amended and Restated Credit Agreement dated as of October 20, 2014, by and among the Borrower, the other Credit Parties, the Agent and the Lenders.

3.4                               Exhibit 4.2(b) of the Credit Agreement is hereby amended by deleting such Exhibit in its entirety and replacing with the Exhibit 4.2(b) attached hereto.

4.                                      Conditions to Effectiveness.  This Amendment will de deemed effective as of October 20, 2014, subject to the following:

4.1                               receipt by Agent of copies of the Amendment duly executed by Borrower, the other Credit Parties and Lenders;

4.2                               the absence of any Default or Event of Default, after giving effect to this Amendment.

5.                                      Entire Agreement.  This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof.  This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.  Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

6.                                      Representations and Warranties.  The Credit Parties, jointly and severally, hereby represent and warrant that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) any Credit Party has previously advised Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof.

7.                                      Release.  Each Credit Party hereby irrevocably releases and forever discharges each Indemnitee of and from all damages, losses, claims, demands, liabilities, obligations, actions or causes of action whatsoever (each a “claim”) that such Credit Party may now have or claim to have against any Indemnified Person on the date hereof, whether known or unknown, of every nature and extent whatsoever, for or because of any matter or thing done, omitted or suffered to be done or omitted by any of the Released Persons that both (a) occurred prior to or on the date hereof and (b) is on account of or in any way concerning, arising out of or founded upon the Credit Agreement or any other Loan Document, or Agent’s administration of and actions under the Credit Agreement or any other Loan Document (each, a “Released Claim”).

Each Credit Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Released Claims, and agrees that this Amendment and the above release are and will remain effective in all respects as a release of Released Claims notwithstanding any such differences or additional

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facts.  Without limiting the restrictions on any Credit Party to sell or assign any rights under the Credit Agreement and the other Loan Documents, each Credit Party represents and warrants that it has not heretofore sold, assigned, transferred, pledged hypothecated or purported to have sold, assigned, transferred, pledged or hypothecated any Released Claim.  Each Credit Party further represents and warrants that Credit Parties are the sole Credit Parties under the Credit Agreement and the other Loan Documents and are the sole owner and holder of all Released Claims.

8.                                      Miscellaneous.

8.1                               Expenses.  Borrower agrees to pay on demand all reasonable costs and expenses of Agent (including reasonable attorneys’ fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

8.2                               Counterparts.  This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

8.3                               Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

8.4                               Recitals.  The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

8.5                               Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

8.6                               Effect.  Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to Credit Agreement as amended hereby, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

8.7                               No Novation.  Except as expressly provided in Sections 2 and 3 above, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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8.8                               Conflict of Terms.  In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

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IN WITNESS WHEREOF, this Consent and First Amendment to Amended and Restated Credit Agreement has been duly executed as of the date first written above.

BORROWER:	DIPLOMAT PHARMACY, INC.

	By:	/s/ Philip R. Hagerman
		Name:	Philip R. Hagerman
		Title:	President

CREDIT PARTIES:	DIPLOMAT CORPORATE PROPERTIES, LLC
DIPLOMAT HEALTH SERVICES, LLC
DIPLOMAT SPECIALTY PHARMACY
GREAT LAKES DISTRIBUTION CENTER, LLC
DIPLOMAT SPECIALTY PHARMACY OF CHICAGO, LLC
DIPLOMAT SPECIALTY PHARMACY OF FLINT, LLC
DIPLOMAT SPECIALTY PHARMACY OF FT. LAUDERDALE, LLC
DIPLOMAT SPECIALTY PHARMACY OF GRAND RAPIDS, LLC
DIPLOMAT SPECIALTY PHARMACY OF SOUTHERN CALIFORNIA, LLC
NAVIGATOR HEALTH SERVICES, LLC

	By:	Diplomat Pharmacy, Inc., its sole Member

	By:	/s/ Philip R. Hagerman
		Name:	Philip R. Hagerman
		Title:	President

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT]

DIPLOMAT HEALTH MANAGEMENT, LLC
DIPLOMAT HOLDING, LLC
DIPLOMAT INFUSION SERVICES, LLC
DSP-BUILDING C, LLC
DSP FLINT REAL ESTATE, LLC

By:	/s/ Philip R. Hagerman
	Name:	Philip R. Hagerman
	Title:	Manager

ENVOY HEALTH MANAGEMENT, LLC
AMBASSADOR COMPOUNDING, LLC

By:	/s/ Jeff Rowe
	Name:	Jeff Rowe
	Title:	Manager

AMERICAN HOMECARE FEDERATION MEDPRO RX, INC.

By:	/s/ Sean M. Whelan
	Name:	Sean M. Whelan
	Title:	Treasurer/Secretary

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT]

AGENT:	GENERAL ELECTRIC CAPITAL CORPORATION

	By:	/s/ Verlerie King-Jones
	Name:	Verlerie King-Jones
Duly Authorized Signatory

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT]

LENDERS:	GE CAPITAL BANK

	By:	/s/ Jeffrey Thomas
	Name:	Jeffrey Thomas
	Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT]

COMERICA BANK

By:	/s/ Michael Cliff
Name:	Michael Cliff
Title:	Vice President

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Wieslaw R. Sliwinski
Name:	Wieslaw R. Sliwinski
Title:	Underwriter II — CB

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT]

WELLS FARGO BANK, N.A.

By:	/s/ Steve Scott
Name:	Steve Scott
Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT]

SCHEDULE 1

To Consent and First Amendment

Subordinated Indebtedness to be Prepaid

Description of Subordinated Indebtedness	Outstanding Principal Amount Immediately Prior to IPO Proceeds Subordinated Indebtedness Prepayment
Non-Negotiable Promissory Note by Diplomat Pharmacy, Inc. in favor of Steven Chaffee, dated February 1, 2012, pursuant to the Stock Redemption Agreement dated February 1, 2012, between Steven Chaffee and Diplomat Pharmacy, Inc.	$11,845,949.00
Promissory Note #2 by Diplomat Pharmacy, Inc. in favor of Deborah L. Ward, dated June 7, 2012	$120,000.00
Non-Negotiable Promissory Note by Diplomat Pharmacy, Inc. in favor of Jeffrey Rowe, dated September 18, 2012, pursuant to the Stock Redemption Agreement dated September 18, 2012, between Jeffrey Rowe and Diplomat Pharmacy, Inc.	$7,004,736.00
Non-Negotiable Promissory Note by Diplomat Pharmacy, Inc. in favor of Stephen M. Lund dated October 1, 2012	$853,807.80

EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

DIPLOMAT PHARMACY, INC.

Date: [               , 201  ]

This Compliance Certificate (this “Certificate”) is given by Diplomat Pharmacy, Inc., a Michigan corporation (the “Borrower”), pursuant to Section 4.2(b) of that certain Amended and Restated Credit Agreement, dated as of June 26, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower.  By executing this Certificate, such officer hereby certifies to Agent, Lenders and L/C Issuer, on behalf of the Borrower, that:

(a)                                 the financial statements delivered with this Certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of the Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b)                                 to the best of such officer’s knowledge, each Credit Party and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by them, and such officer had not obtained knowledge of any Default or Event of Default [except as specified on the written attachment hereto];

(c)                                  Exhibit A hereto is a correct calculation of the financial covenant contained in Article VI of the Credit Agreement;

(d)                                 If the financial covenant set forth in Article VI was currently being tested, the Borrower and each of its Subsidiaries [are/are not] in compliance with such financial covenant.(2)

Exhibit B hereto is a correct calculation of Excess Cash Flow for the year ended [December 31, 201               ]; and

(2) Whether such financial covenant is currently being tested is based on average daily Availability as described in Section 6.1 of the Credit Agreement.

(e)                                  since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:

(i)                                     changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                                                                         ;

(ii)                                  acquired the assets of, or merged or consolidated with or into, any Person, except as follows:                                                                                                   ; or

(iii)                               changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:                                                                                                        .

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers this            day of                               , 201  .

DIPLOMAT PHARMACY, INC.

By:
Name:
Title:

Note:  Unless otherwise specified, all financial covenants are calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

EXHIBIT A TO EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Covenant 6.1 Fixed Charge Coverage

Fixed Charge Coverage is defined as follows:

Net Cash Flow:

Cash Flow (defined below)	$

Minus:   Restricted Payments paid in cash during such period (excluding dividends from Subsidiaries of the Borrower to the Borrower or other Subsidiaries of the Borrower, Special Tax Distributions and other Tax Distributions (as defined in the Existing Credit Agreement), the initial Series A Preferred Proceeds Distribution (as defined in the Existing Credit Agreement), the Janus Series A Preferred Proceeds Distribution, the IPO Proceeds Subordinated Indebtedness Prepayment and Restricted Payments which constitute Fixed Charges (defined below))

$

Net Cash Flow	$

Fixed Charges:

Net Interest Expense (defined below)	$

Plus: Scheduled principal payments of Indebtedness during such period (including on Subordinated Indebtedness, but excluding the IPO Proceeds Subordinated Indebtedness Prepayment)	$

Fixed Charges	$

Fixed Charge Coverage (Net Cash Flow divided by Fixed Charges)

Required Fixed Charge Coverage	1.10x

In Compliance	[Yes/No]

Calculation of Net Interest Expense

Net Interest Expense is defined as follows:

Gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for the Borrower and its Subsidiaries on a consolidated basis, including on Subordinated Indebtedness

$

Less: Interest income received in cash for such period	$

Net Interest Expense (used in calculation of Fixed Charge Coverage and Excess Cash Flow)	$

Calculation of EBITDA

EBITDA is defined as follows:

Net income (or loss) for the applicable period of measurement of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any joint venture or other Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period (b) the undistributed earnings of any Subsidiary of the Borrower if the payment of dividends or similar distributions by that Subsidiary is not permitted by operation of the terms of its charter or of any agreement or Requirement of Law applicable to that Subsidiary; (c) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries; (d) any net gain from the collection of life insurance proceeds; (e) any aggregate net gain, and any aggregate net loss of up to $500,000 in any measurement period, from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP; and (f) any other extraordinary gains or losses of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP

$

Plus: All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period	$

Net Interest Expense	$

All taxes, accrued or payable, on or measured by income to the extent deducted in calculating net income (or loss) for such period	$

The amount of any non-cash deduction from net income as a result of any grant of Stock or Stock Equivalents to employees	$

Minus: All tax credits	$

All non-cash income or gains (including without limitation, income arising from the cancellation of Indebtedness.)	$

EBITDA	$

Calculation of Cash Flow

Cash Flow is defined as follows:

EBITDA (defined above) for the applicable period of measurement:	$

Less: Unfinanced Capital Expenditures (defined below)	$

Special Tax Distributions and other Tax Distributions (as defined in the Existing Credit Agreement) during such period	$

Taxes on or measured by income paid or payable in cash during such period	$

Investments made under Section 5.4(h) during such period, provided that, if applicable, such amount shall be reduced by an amount equal to the original cost to the Borrower of that portion of the Investment sold by the Borrower pursuant Section 5.2(e);

$

Investments made under Section 5.4(d) during such period	$

Plus: Proceeds received in cash by the Borrower or its Subsidiaries from the sale of tax credits, to the extent constituting an extraordinary gain	$

Cash Flow (used in calculation of Excess Cash Flow and Fixed Charge Coverage)	$

For purposes of calculating Cash Flow, Capital Expenditures and Unfinanced Capital Expenditures are defined as follows:

The aggregate of all expenditures and other obligations for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP	$

Less: Net Proceeds from Dispositions and/or Events of Loss which are included above	$

To the extent included above, amounts paid as the purchase price for a Target in a Permitted Acquisition	$

Capital Expenditures	$

Less:                Portion of Capital Expenditures financed under Capital Leases or with proceeds of other long term Indebtedness incurred substantially concurrently with such expenditure (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

$

Unfinanced Capital Expenditures (used in calculation of Cash Flow)	$

EXHIBIT B TO EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Excess Cash Flow

Excess Cash Flow is defined as follows:

Cash Flow (per Exhibit A to this Exhibit 4.2(b))	$

Less: Scheduled principal payments with respect
to Indebtedness actually paid in cash
(including on Subordinated Indebtedness, but excluding the
IPO Proceeds Subordinated Indebtedness Prepayment)	$

Net Interest Expense (defined above) actually paid in cash	$

Restricted Payments made in cash (excluding the
Series A Preferred Proceeds Distribution (as defined in
the Existing Credit Agreement), the Janus Series A Preferred
Proceeds Distribution and the IPO Proceeds Subordinated
Indebtedness Prepayment)	$

Increase in Working Capital (defined below)	$

Plus: Decrease in Working Capital	$

Excess Cash Flow	$

Decrease (increase) in Working Capital, for the purposes of the calculation of Excess Cash Flow, means the following:

	Beg. of Period	End of Period

Current assets:	$	$

Less (to the extent included in current assets):

Cash

Cash Equivalents

Adjusted current assets	$	$

Current liabilities:	$	$

Less (to the extent included in current Liabilities):

Revolving Loans

Swing Loans

Current portion of Indebtedness

Adjusted current liabilities	$	$

Working Capital (adjusted current assets minus adjusted current liabilities)	$	$

Decrease (Increase) in Working Capital (beginning of period minus end of period Working Capital)		$

To the extent the Borrower or any of its Subsidiaries consummates an acquisition during such period, Beginning of Period Working Capital shall be recalculated on a pro forma basis to include Working Capital acquired in such acquisition.